Exhibit 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-108835) of Conseco, Inc. of our report dated March 28, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which is included in this Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the incorporation by reference of our report dated March 28, 2008 relating to the financial statement schedules, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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Indianapolis, Indiana
March 28, 2008